Filed Pursuant to Rule 424(b)(3)
Registration Number 333-138230
MEMORY PHARMACEUTICALS CORP.
Prospectus Supplement No. 1
Dated January 29, 2007
To the Prospectus Dated January 16, 2007
          This prospectus supplement amends the information in the “Selling Stockholders” section of our prospectus dated January 16, 2007 (the “Prospectus”), relating to the resale of 29,731,426 shares of our common stock and 3,991,231 shares of our common stock issuable upon the exercise of warrants.
          The sole purpose of this prospectus supplement is to modify the “Selling Stockholders” section to reflect the distribution of shares of our common stock by Alta BioPharma Partners III GmbH & Co. Beteiligungs KG, Alta BioPharma Partners III, L.P., and Alta Embarcadero BioPharma Partners III, LLC, which are listed as selling stockholders in the Prospectus, to their respective partners, and the addition of these partners as selling stockholders.
          This prospectus supplement should be read in conjunction with the Prospectus, and this prospectus supplement is qualified in its entirety by reference to the Prospectus except to the extent that the information herein modifies or supersedes the information contained in the Prospectus. Except as amended by this prospectus supplement, the “Selling Stockholders” section of the Prospectus is not affected by this prospectus supplement.

     Our common stock is currently traded on the NASDAQ Global Market under the symbol “MEMY.”
     Investing in our common stock involves risks. Consider carefully the risk factors beginning on page 4 of the Prospectus before investing in our securities.
     Capitalized terms used in this prospectus supplement and not otherwise defined herein shall have the same meaning specified in the Prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the Prospectus and this prospectus supplement. Any representation to the contrary is a criminal offense.

EXPLANATORY NOTE
     The references to Alta BioPharma Partners III GmbH & Co. Beteiligungs KG, Alta BioPharma Partners III, L.P., and Alta Embarcadero BioPharma Partners III, LLC in the “Selling Stockholders” table in the section entitled “Selling Stockholders” is hereby amended to reflect the distribution by these stockholders of their holdings of our common stock to their respective partners.
     The following table sets forth, as of January 26, 2007, the (i) name of each of the entities and individuals who received shares as a result of the distribution (the “Additional Selling Stockholders”) (including certain entities previously identified in the Prospectus as selling stockholders), (ii) the number of shares of common stock beneficially owned by such entities and individuals immediately following the distribution and (iii) the percentage of shares of common stock beneficially owned after the completion of the offering, based on 67,655,132 shares of our common stock outstanding as of January 26, 2007.
     In the case of entities previously identified as selling stockholders, the following table sets forth only holdings of shares received as a result of the distribution by Alta BioPharma Partners III GmbH & Co. Beteiligungs KG, Alta BioPharma Partners III, L.P., and Alta Embarcadero BioPharma Partners III, LLC, and does not include any shares of our common stock previously reported in the Prospectus.
     The information in the supplement to the “Selling Stockholders” table set forth below is based solely on information provided to us by Alta BioPharma Partners III GmbH & Co. Beteiligungs KG, Alta BioPharma Partners III, L.P., and Alta Embarcadero BioPharma Partners III, LLC on January 26, 2007.
     Except for the entries for Alta BioPharma Partners III GmbH & Co. Beteiligungs KG, Alta BioPharma Partners III, L.P., and Alta Embarcadero BioPharma Partners III, LLC in the “Selling Stockholders” table, the “Selling Stockholders” table and section of the Prospectus are not affected by this prospectus supplement, and this prospectus supplement should be read in conjunction with the Prospectus.

SELLING STOCKHOLDERS

	Number of Shares of		Number of Shares of
	Common Stock	Number of Shares of	Common Stock	Shares of Common Stock
	Beneficially Owned	Common Stock	Underlying Warrants	Beneficially Owned After
	Prior to the	Registered for Sale	Registered for Sale	the Completion of Offering
Name of Selling Stockholder	Offering	Hereby	Hereby	Number	Percent
Alta BioPharma Partners III GmbH & Co.
Beteiligungs KG (6)	103,991	—	26,949	—	—
Alta BioPharma Partners III, L.P. (6)	1,548,429	—	401,277	—	—
Alta Embarcadero BioPharma Partners III, LLC (6)	38,170	—	9,889	—	—
1999 Farah Hyder Champsi Revocable Trust	2,115	2,115	—	—	—
Adviesbeheer GIMV Life Sciences 2004 NV	2,484	2,484	—	—	—
Alison De Bord	611	611	—	—	—
Alta Partners Profit Sharing Trust FBO Khaled Nasr	166	166	—	—	—
Arnold T. Hagler Separate Property Trust dtd 9/17/97	527	166	—	361	*
Auda Ventures L.P.	24,842	24,842	—	—	—
B.A. Ventures, Inc.	692	331	—	361	*
Beatrix Trust of 1989	124	124	—	—	—
Blackboard Ventures Inc.	24,841	24,841	—	—	—
Brice F. Lockard 2004 Trust	414	414	—	—	—
BSD & T Co. as Trustee for the Employee Retirement Income Plan of Minnesota Mining & Manufacturing Company Trust	41,402	41,402	—	—	—
California Public Employees’ Retirement System	708,487	57,963	—	650,524	*
Charles Homcy	414	414	—	—	—
Christopher T. Walsh	83	83	—	—	—
CNP Assurances	4,968	4,968	—	—	—
Continental Investments Corporation LLC	10,789	414	—	10,375	*
Craig L. Burr 1985 Children’s Trust	1,499	414	—	1,085	*
Daniel Janney and Noelle Montgomery Family Trust	2,273	365	—	1,908	*
David Mack	49	49	—	—	—
Deleage Children’s Trust FBO Andre Deleage	637	453	—	184	*

	Number of Shares of		Number of Shares of
	Common Stock	Number of Shares of	Common Stock	Shares of Common Stock
	Beneficially Owned	Common Stock	Underlying Warrants	Beneficially Owned After
	Prior to the	Registered for Sale	Registered for Sale	the Completion of Offering
Name of Selling Stockholder	Offering	Hereby	Hereby	Number	Percent
Deleage Children’s Trust FBO Emmanuel Deleage	637	453	—	184	*
Deleage Children’s Trust FBO Michel Deleage	637	453	—	184	*
Deleage Children’s Trust FBO Phillippe Deleage	637	453	—	184	*
Deleage Grandchildren’s Trust	681	293	—	388	*
DeSoto Securities Company	8,280	8,280	—	—	—
Dolly Champsi	415	415	—	—	—
Dow Employees’ Pension Plan	14,905	14,905	—	—	—
E&H Hitchcock Charitable Foundation	332	332	—	—	—
Edward Hurwitz	1,383	1,383	—	—	—
Edward Penhoet	1,140	1,140	—	—	—
Ekaterina Smirnyagina	244	244	—	—	—
Fathman-Fathman Family Trust	66	66	—	—	—
Flolette Trust of 1970	248	248	—	—	—
Funfte MPC Global Equity GmbH & Co. KG	1,987	1,987	—	—	—
Garrett Gruener	3,155	414	—	2,741	—
GC&H Investments, LLC	1,209	414	—	795	*
GF Private Equity Group, LLC	3,312	3,312	—	—	—
GIMV NV	14,077	14,077	—	—	—
Guy Paul Nohra and Linda Nohra Living Trust DTD 6/1/00	2,707	365	—	2,342	*
Harris S. Barton and Magan Barton 2001 Trust	166	166	—	—	—
Howard Hughes Medical Institute	16,561	16,561	—	—	—
Invesco Venture Partnership Fund III, L.P.	11,593	11,593	—	—	—
Jade Finance Ltd.	1,656	1,656	—	—	—
Janet Sahr	828	828	—	—	—
Jean Deleage	2,386	355	—	2,031	*
John S. Kiley	41	41	—	—	—
Joseph C. Cook, Jr.	166	166	—	—	—
Kiley Revocable Trust	331	331	—	—	—
KJM Florida Trust	414	414	—	—	—
Lockard/Marduel Revocable Trust	5,214	2,944	—	2,270	*
Lotus BioScience Investment Holdings Limited	8,280	8,280	—	—	—
Marc Tessier-Lavigne	41	41	—	—	—
Matignon Developpement 3	8,280	8,280	—	—	—
Mellon Bank as Trustee for Account # MRPF-170783-2	1,656	1,656	—	—	—
Mellon Bank NA as Agent for Account 1026-047185-0	6,624	6,624	—	—	—
Mellon Bank NA as Trustee for Account # 1026-362369-0	1,656	1,656	—	—	—
Nancy S. Mueller Revocable Trust	828	828	—	—	—
Novo Venture 1 A/S	16,561	16,561	—	—	—
OCP US Venture Funds Inc.	33,122	33,122	—	—	—
Ohana Holdings, LLC	9,937	9,937	—	—	—
Omidyar Network Fund, Inc.	3,312	3,312	—	—	—
Probitas Partners, LLC	8	8	—	—	—
Ralph J. Roberts, Jr.	828	828	—	—	—

	Number of Shares of		Number of Shares of
	Common Stock	Number of Shares of	Common Stock	Shares of Common Stock
	Beneficially Owned	Common Stock	Underlying Warrants	Beneficially Owned After
	Prior to the	Registered for Sale	Registered for Sale	the Completion of Offering
Name of Selling Stockholder	Offering	Hereby	Hereby	Number	Percent
Rhode Island Employees’ Retirement System	64,755	24,841	—	39,914	*
RockPoint Capital II, LLC	3,312	3,312	—	—	—
Scottish Widows plc	16,561	16,561	—	—	—
Sequoia Holdings LLC	19,873	19,873	—	—	—
Skoll Community Fund	3,312	3,312	—	—	—
Stephen L. Gex and Elizabeth P. Gex, Trustees of the Gex Family Trust	166	166	—	—	—
Strain Family Trust dtd June 26, 2005	415	244	—	171	*
Sweetwater Trust	4,968	4,968	—	—	—
Taha Tippu Hyder Champsi	414	414	—	—	—
Teachers Insurance and Annuity Association of America	208,914	49,683	—	159,231	*
The Alexandra Trust	124	124	—	—	—
The Christopher Trust of 1998	124	124	—	—	—
The Cleric Trust of 1970	248	248	—	—	—
The Cribord Trust of 1970	248	248	—	—	—
The Forgan Family Trust Dated 8/24/99	66	66	—	—	—
The Laurent-Alexis Trust	124	124	—	—	—
The Northwestern Mutual Life Insurance Company	16,561	16,561	—	—	—
The Skoll Foundation	3,312	3,312	—	—	—
The Tusher Family Limited Partnership	828	828	—	—	—
Thomas and Pauline Tusher 1976 Family Trust	1,656	1,656	—	—	—
Thomas B. King	265	265	—	—	—
Thuban Partners	124	124	—	—	—
Timothy M. Mayleben	331	331	—	—	—
Union Carbide Employees’ Pension Plan	9,937	9,937	—	—	—
Vierte MPC Global Equity Gmbh & Co. KG	3,312	3,312	—	—	—
Waldemar Jantz	414	414	—	—	—
WS Investment Company, LLC (2004A)	331	331	—	—	—
WS Investment Company, LLC (2004C)	166	166	—	—	—
Zoe M. Lockard 2004 Trust	414	414	—	—	—

*	Represents less than 1%.

(6)	The Registrant has been advised by Alta BioPharma Partners III, L.P. and Alta BioPharma Partners III GmbH & Co. Beteiligungs KG that, on January 26, 2007, they distributed an aggregate of 9,775 shares of our common stock purchased in the private placement to their general partner, Alta BioPharma Management III, LLC, which immediately distributed those shares to certain of the entities/individuals listed in the table above.
The Registrant has been advised that Alta Partners III, Inc. provides investment advisory services to several venture capital funds including, Alta BioPharma Partners III, L.P., Alta BioPharma Partners III GmbH & Co. Beteiligungs KG and Alta Embarcadero BioPharma Partners III, LLC. The managing directors of Alta BioPharma Management III, LLC and the managers of Alta Embarcadero BioPharma Partners III, LLC exercise sole voting and investment power with respect to the shares owned by such funds. Jean Deleage, Alix Marduel, Farah Champsi, Edward Penhoet and Edward Hurwitz (collectively known as “the Principals of Alta Partners III, Inc.”) are managing directors of Alta BioPharma Management III, LLC (which is the general partner of Alta BioPharma Partners III, L.P. and managing limited partner of Alta BioPharma Partners III GmbH & Co. Beteiligungs KG), and managers of Alta Embarcadero BioPharma Partners III, LLC. As managing directors and managers of such funds, they may be deemed to share voting and investment powers over the shares held by the funds. The Principals of Alta Partners III, Inc. disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein. Alta Partners III, Inc. is a venture capital firm with offices located at One Embarcadero Center, Suite 3700, San Francisco, CA 94111.